As filed with the Securities and Exchange Commission June 27, 2007

Registration No. 333-105305

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HUB INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Canada	36-4412416
(State or other jurisdiction of organization)	(I.R.S. Employer Identification No.)

55 East Jackson Boulevard, Chicago, IL 60604

(Address of principal executive offices including zip code)

HUB INTERNATIONAL LIMITED

EQUITY INCENTIVE PLAN

(Full title of the Plan)

Marianne D. Paine, Esq.

Chief Legal Officer

Hub International Limited

55 East Jackson Boulevard, Chicago, IL 60604

(877) 402-6601

(Name and address of agent for service)

Copy to:

Christopher J. Cummings, Esq.

Adam M. Givertz, Esq.

Shearman & Sterling LLP

199 Bay Street, Commerce Court West

Suite 4405, P.O. Box 247

Toronto, Ontario M5L 1E8

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On May 16, 2003, the Registrant filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-105305 (the “Registration Statement”), for the sale of 1,531,820 common shares (the “Plan Shares”) of the Registrant under the Registrant’s Equity Incentive Plan.

On June 13, 2007, pursuant to an Arrangement Agreement dated as of February 25, 2007, and amended as of March 22, 2007, between the Registrant and Maple Tree Acquisition Corporation (“Maple Tree”), Maple Tree acquired all of the issued and outstanding common shares of the Registrant. Because the Company is no longer a public company, this Post-Effective Amendment No. 1 is being filed to deregister all of the unsold Plan Shares registered under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 26, 2007.

HUB INTERNATIONAL LIMITED

By:	/s/ Marianne D. Paine
Name:	Marianne D. Paine
Title:	Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on June 26, 2007.

Signature	Title

/s/ William Logan	Director
William Logan

Director
Tina Osen

/s/ Mitch Truwit	Director
Mitch Truwit

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly signed this registration statement below on June 26, 2007.

HUB U.S. HOLDINGS, INC.

By:	/s/ Marianne D. Paine
Name:	Marianne D. Paine
Title:	Vice President